Exhibit 99.1

5151 San Felipe
Houston, Texas 77056
NYSE: CPPL

NEWS RELEASE	August 2, 2016

Columbia Pipeline Partners LP Reports Second Quarter Results

HOUSTON - Columbia Pipeline Partners LP (NYSE: CPPL) (“CPPL” or the "Partnership") today reported financial and operating results for the second quarter 2016.
CPPL reported net income attributable to limited partners of $18.1 million, or $0.18 per common unit compared with net income attributable to limited partners of $16.3 million, or $0.17 per common unit in the prior-year period. CPPL reported net cash flows from operating activities of $177.2 million compared with $151.2 million in the prior-year period. Additionally, CPPL reported net cash flows used for investing activities and net cash flows from financing activities of $264.3 million and $107.9 million, respectively, compared to $93.3 million and $71.0 million, respectively, in the prior-year period. CPPL reported Adjusted EBITDA attributable to the Partnership (a non-GAAP measure) of $24.7 million for the second quarter compared with $21.3 million in the prior-year period. CPPL generated Distributable Cash Flow (a non-GAAP measure) of $15.5 million for the second quarter compared with $12.5 million in the prior-year period and declared a distribution of $0.1975 per unit on August 1, 2016. The Distribution Coverage Ratio (a non-GAAP measure) for the year-to-date period is 1.17x compared with 1.09x in the prior-year period. Please see the definitions of such non-GAAP measures in the “Non-GAAP Financial Measures” section of this press release and a reconciliation to their most comparable measure calculated in accordance with GAAP on Schedule 1 of the financial tables below.
As previously announced, on March 17, 2016, Columbia Pipeline Group, Inc. ("CPG"), formerly the ultimate parent of CPPL’s general partner, entered into an agreement and plan of merger to be acquired by a subsidiary of TransCanada Corporation (NYSE: TRP) ("TransCanada"). Effective July 1, 2016, CPG became an indirect, wholly owned subsidiary of TransCanada. With the completion of the transaction, TransCanada now owns the general partner of the Partnership, all of the Partnership's incentive distribution rights and all of the Partnership's subordinated units, which represent a 46.5% limited partnership interest in the Partnership.
Presentation of Financial Statements
CPPL's consolidated financial statements include the accounts of CPPL and its consolidated subsidiary, CPG OpCo LP (“Columbia OpCo”). CPPL holds a 15.7% limited partner interest and a non-economic general partner interest in Columbia OpCo. CPPL controls Columbia OpCo through the ownership of its general partner and, accordingly, CPPL consolidates Columbia OpCo in its consolidated financial statements. Columbia Energy Group (a wholly owned subsidiary of CPG), CPPL's sponsor, owns the remaining 84.3% limited partner interest in Columbia OpCo, which is reflected as a non-controlling interest in CPPL's financial statements.
Three Months Ended June 30, 2016 Operating Results
A comparison of operating results for the three months ended June 30, 2016 to the three months ended June 30, 2015 is summarized below.
Operating revenues decreased by $2.4 million. The decrease was primarily due to a decrease in trackers, which are offset in expense, and lower mineral rights royalty revenue. These decreases were partially offset by higher demand margin revenue from growth projects placed into service and increased shorter term transportation services.
Operating expenses decreased by $20.3 million. The decrease was primarily due to a decrease in trackers, which are offset in revenue. This decrease was partially offset by decreased gains on the conveyances of mineral interests, higher depreciation and amortization and increased employee and administrative expenses.
Equity earnings increased by $2.3 million, primarily due to earnings generated by Millennium Pipeline Company, L.L.C. resulting from increased demand margin revenue.
Other income (deductions) for the three months ended June 30, 2016 increased income by $1.0 million compared with a reduction in income of $1.4 million in the same period in 2015. The variance was primarily due to an increase in Allowance for Funds Used During Construction ("AFUDC"), partially offset by lower interest income.
Six Months Ended June 30, 2016 Operating Results
A comparison of operating results for the six months ended June 30, 2016 to the six months ended June 30, 2015 is summarized below. Earnings for the periods prior to the date of CPPL's initial public offering are derived from the financial statements and accounting records of CPPL's predecessor.
Operating revenues increased by $21.9 million. The increase was primarily due to higher demand margin revenue from growth projects placed into service and increased shorter term transportation services. These increases were partially offset by a decrease in trackers, which are offset in expense, and lower mineral rights royalty revenue.
Operating expenses decreased by $15.0 million. The decrease was primarily due to a decrease in trackers, which are offset in revenues, and lower maintenance expenses. These decreases were partially offset by higher depreciation and amortization, decreased gains on the conveyances of mineral interests, increased employee and administrative expenses, higher outside service costs and increased property and other taxes.
Equity earnings increased by $3.2 million, primarily due to earnings generated by Pennant Midstream, LLC.
Other income (deductions) for the six months ended June 30, 2016 reduced income by $0.7 million compared with a reduction in income of $8.5 million in the same period in 2015. The variance was primarily due to an increase in AFUDC and a decrease in interest expense resulting from the repayment of long-term debt, partially offset by lower interest income.
Non-GAAP Financial Measures
Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio
We define Adjusted EBITDA as net income before interest expense, income taxes, and depreciation and amortization, plus distributions of earnings received from equity investees, less equity earnings in unconsolidated affiliates and other, net. In addition, to the extent transactions occur that are considered unusual, infrequent or not representative of underlying trends, we will remove the effect of these items from Adjusted EBITDA. Examples of these transactions include impairments. We define Distributable Cash Flow as Adjusted EBITDA less interest expense, maintenance capital expenditures, gain on sale of assets and distributable cash flow attributable to noncontrolling interest, plus proceeds from sale of assets, interest income, capital (received) costs related to the separation and any other known differences between cash and income. We define Distribution Coverage Ratio as distributable cash flow divided by the total amount of cash distributions paid to the partners of CPPL with respect to such period.
Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Management believes that the presentations of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and Distributable Cash Flow are Net Income and Net Cash Flows from Operating Activities. Our non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to GAAP Net Income or Net Cash Flows from Operating Activities. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash flows from operating activities. You should not consider Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
About Columbia Pipeline Partners LP
Columbia Pipeline Partners LP is a Delaware master limited partnership with interests in three regulated U.S. natural gas pipelines which serve markets extending from New York to the Gulf of Mexico, as well as storage and related midstream assets. The Partnership’s general partner became an indirect, wholly-owned subsidiary of TransCanada Corporation (NYSE:TRP) on July 1, 2016, and as a result, the Partnership is effectively managed by TransCanada. For more information about Columbia Pipeline Partners LP, visit the Partnership’s website at www.columbiapipelinepartners.com. Additional information can be found at www.transcanada.com.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this release. Although CPPL believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. CPPL’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPPL’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance in connection with the recent merger between CPG and TransCanada; risks related to disruption of management’s attention from CPPL’s ongoing business operations due to the recent merger; and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to CPG’s merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPPL’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015, as amended, and CPPL’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2016 and CPPL’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPPL expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.
Media Inquiries:
Mark Cooper / Terry Cunha / Shawn Howard
800.608.7859
James Yardley
713.386.3366
Unitholder and Analyst Inquiries:
844-656-1374

Columbia Pipeline Partners LP
Statements of Consolidated and Combined Operations (GAAP)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per unit amounts)	2016	2015	2016	2015
Operating Revenues
Transportation revenues	$258.8	$237.3	$566.6	$485.2
Transportation revenues-affiliated	—	18.4	—	47.1
Storage revenues	48.9	36.2	98.8	72.8
Storage revenues-affiliated	—	12.9	—	26.2
Other revenues	5.5	10.8	11.3	23.5
Total Operating Revenues	313.2	315.6	676.7	654.8
Operating Expenses
Operation and maintenance	106.1	138.0	205.3	248.0
Operation and maintenance-affiliated	39.5	38.6	81.9	74.7
Depreciation and amortization	37.7	33.0	75.3	65.3
Gain on sale of assets	(3.4)	(8.3)	(6.0)	(13.6)
Property and other taxes	20.2	19.1	41.0	38.1
Total Operating Expenses	200.1	220.4	397.5	412.5
Equity Earnings in Unconsolidated Affiliates	16.3	14.0	32.1	28.9
Operating Income	129.4	109.2	311.3	271.2
Other Income (Deductions)
Interest expense	(1.9)	—	(2.5)	—
Interest expense-affiliated	(7.0)	(6.3)	(14.2)	(17.7)
Other, net	9.9	4.9	16.0	9.2
Total Other Income (Deductions), net	1.0	(1.4)	(0.7)	(8.5)
Income before Income Taxes	130.4	107.8	310.6	262.7
Income Taxes	0.1	—	0.1	23.7
Net Income	130.3	107.8	310.5	239.0
Less: Predecessor net income prior to IPO on February 11, 2015	—	—	—	42.7
Net income subsequent to IPO	130.3	107.8	310.5	196.3
Less: Net income attributable to noncontrolling interest in Columbia OpCo subsequent to IPO	112.2	91.5	265.1	166.7
Net income attributable to limited partners subsequent to IPO	$18.1	$16.3	$45.4	$29.6
Net income attributable to partners' ownership interest subsequent to IPO per limited partner unit (basic and diluted)
Common units	$0.18	$0.17	$0.43	$0.30
Subordinated units	0.18	0.16	0.43	0.29
Weighted average limited partner units outstanding (basic and diluted)
Common units	53.8	53.8	53.8	53.8
Subordinated units	46.8	46.8	46.8	46.8
Throughput (MMDth)
Columbia Gas Transmission	375.9	315.1	920.3	812.4
Columbia Gulf	116.1	137.3	269.1	283.0
Total	492.0	452.4	1,189.4	1,095.4

Columbia Pipeline Partners LP
Schedule 1 – Non-GAAP Reconciliation of Adjusted EBITDA and Distributable Cash Flow
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Net Income	$130.3	$107.8	$310.5	$239.0
Add:
Interest expense	1.9	—	2.5	—
Interest expense-affiliated	7.0	6.3	14.2	17.7
Income taxes	0.1	—	0.1	23.7
Depreciation and amortization	37.7	33.0	75.3	65.3
Distributions of earnings received from equity investees	12.1	9.6	31.0	27.9
Less:
Equity earnings in unconsolidated affiliates	16.3	14.0	32.1	28.9
Other, net	9.9	4.9	16.0	9.2
Adjusted EBITDA	$162.9	$137.8	$385.5	$335.5
Less:
Adjusted EBITDA attributable to Predecessor prior to IPO	—	—	—	79.4
Adjusted EBITDA attributable to noncontrolling interest in Columbia OpCo subsequent to IPO	138.2	116.5	326.5	216.6
Adjusted EBITDA attributable to Partnership subsequent to IPO	$24.7	$21.3	$59.0	$39.5

Net Cash Flows from Operating Activities	$177.2	$151.2	$309.1	$324.9
Interest expense	1.9	—	2.5	—
Interest expense-affiliated	7.0	6.3	14.2	17.7
Current taxes	0.1	—	0.1	13.2
Gain on sale of assets	3.4	8.3	6.0	13.6
Other adjustments to operating cash flows	(2.3)	3.7	(1.1)	(4.5)
Changes in assets and liabilities	(24.4)	(31.7)	54.7	(29.4)
Adjusted EBITDA	$162.9	$137.8	$385.5	$335.5
Less:
Adjusted EBITDA attributable to Predecessor prior to IPO	—	—	—	79.4
Adjusted EBITDA attributable to noncontrolling interest in Columbia OpCo subsequent to IPO	138.2	116.5	326.5	216.6
Adjusted EBITDA attributable to Partnership subsequent to IPO	$24.7	$21.3	$59.0	$39.5

Adjusted EBITDA	$162.9	$137.8	$385.5	$335.5
Less:
Interest expense	8.9	6.3	16.7	17.7
Maintenance capital expenditures	37.7	49.5	52.6	68.0
Separation maintenance capital expenditures	—	0.6	—	2.7
Gain on sale of assets	3.4	8.3	6.0	13.6
Distributable cash flow attributable to Predecessor prior to IPO	—	—	—	67.8
Distributable cash flow attributable to noncontrolling interest subsequent to IPO	97.6	70.0	265.1	159.0
Add:
Proceeds from sales of assets	0.1	8.8	0.1	19.0
Interest income	0.1	—	0.3	—
Capital costs related to Separation	—	0.6	—	2.7
Distributable Cash Flow	$15.5	$12.5	$45.5	$28.4

Columbia Pipeline Partners LP
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$55.0	$78.9
Accounts receivable (less reserve of $0.3 and $0.3, respectively)	161.1	145.9
Accounts receivable-affiliated	102.0	149.4
Materials and supplies, at average cost	26.5	32.8
Exchange gas receivable	11.2	18.8
Deferred property taxes	36.4	52.0
Prepayments and other	33.2	33.8
Total Current Assets	425.4	511.6
Investments
Unconsolidated affiliates	440.2	437.1
Other investments	1.8	1.8
Total Investments	442.0	438.9
Property, Plant and Equipment
Property, plant and equipment	9,670.9	8,930.9
Accumulated depreciation and amortization	(3,023.4)	(2,960.1)
Net Property, Plant and Equipment	6,647.5	5,970.8
Other Noncurrent Assets
Regulatory assets	129.9	134.1
Goodwill	1,975.5	1,975.5
Postretirement and postemployment benefits assets	124.2	120.5
Deferred charges and other	10.1	10.6
Total Other Noncurrent Assets	2,239.7	2,240.7
Total Assets	$9,754.6	$9,162.0

Columbia Pipeline Partners LP
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except unit amounts)	June 30, 2016	December 31, 2015
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$—	$15.0
Short-term borrowings-affiliated	658.2	42.1
Accounts payable	105.4	49.9
Accounts payable-affiliated	28.7	86.3
Customer deposits	15.3	17.8
Taxes accrued	94.8	108.2
Exchange gas payable	11.2	18.2
Deferred revenue	6.6	15.0
Accrued capital expenditures	132.7	95.9
Accrued compensation and related costs	26.0	26.6
Other accruals	61.9	43.8
Total Current Liabilities	1,140.8	518.8
Noncurrent Liabilities
Long-term debt-affiliated	630.9	630.9
Deferred income taxes	1.0	1.0
Accrued liability for postretirement and postemployment benefits	33.5	36.1
Regulatory liabilities	284.4	309.7
Asset retirement obligations	23.9	25.3
Other noncurrent liabilities	65.3	63.5
Total Noncurrent Liabilities	1,039.0	1,066.5
Total Liabilities	2,179.8	1,585.3
Commitments and Contingencies
Equity and Partners' Capital
Common unitholders-public (53,843,466 and 53,834,784 units issued and outstanding at June 30, 2016 and December 31, 2015, respectively)	963.0	958.5
Subordinated unitholders-CEG (46,811,398 units issued and outstanding)	307.9	304.0
Accumulated other comprehensive loss	(3.8)	(4.0)
Total Columbia Pipeline Partners LP partners' equity and capital	1,267.1	1,258.5
Noncontrolling Interest in Columbia OpCo	6,307.7	6,318.2
Total Equity and Partners' Capital	7,574.8	7,576.7
Total Liabilities and Equity and Partners' Capital	$9,754.6	$9,162.0

Columbia Pipeline Partners LP
Statements of Consolidated and Combined Cash Flows (GAAP)
(unaudited)

Six Months Ended June 30, (in millions)	2016	2015
Operating Activities
Net Income	$310.5	$239.0
Adjustments to Reconcile Net Income to Net Cash from Operating Activities:
Depreciation and amortization	75.3	65.3
Deferred income taxes and investment tax credits	—	10.5
Deferred revenue	(2.4)	(0.1)
Equity-based compensation expense and profit sharing contribution	1.8	3.6
Gain on sale of assets	(6.0)	(13.6)
Equity earnings in unconsolidated affiliates	(32.1)	(28.9)
Amortization of debt related costs	1.6	0.2
AFUDC equity	(15.9)	(8.4)
Distributions of earnings received from equity investees	31.0	27.9
Changes in Assets and Liabilities:
Accounts receivable	(9.1)	13.9
Accounts receivable-affiliated	6.7	17.1
Accounts payable	2.7	1.0
Accounts payable-affiliated	(59.1)	(14.7)
Customer deposits	(2.5)	1.0
Taxes accrued	(13.5)	(10.2)
Exchange gas receivable/payable	0.6	0.3
Other accruals	2.3	(4.5)
Prepayments and other current assets	22.7	17.0
Regulatory assets/liabilities	(2.3)	25.5
Postretirement and postemployment benefits	(2.3)	(13.5)
Deferred charges and other noncurrent assets	(4.8)	(1.9)
Other noncurrent liabilities	3.9	(1.6)
Net Cash Flows from Operating Activities	309.1	324.9
Investing Activities
Capital expenditures	(656.6)	(430.6)
Insurance recoveries	—	2.1
Change in short-term lendings-affiliated	40.7	(527.1)
Proceeds from disposition of assets	0.1	19.0
Contributions to equity investees	(1.9)	—
Distributions from equity investees	0.8	2.2
Other investing activities	(3.6)	(13.4)
Net Cash Flows used for Investing Activities	(620.5)	(947.8)
Financing Activities
Change in short-term borrowings	(15.0)	20.0
Change in short-term borrowings-affiliated	615.9	(180.2)
Payments of long-term debt-affiliated, including current portion	—	(957.8)
Proceeds from the issuance of common units, net of offering costs	—	1,168.4
Distribution of IPO proceeds to parent	—	(500.0)
Contribution of capital from parent	—	1,217.3
Quarterly distributions to unitholders	(37.0)	(9.2)
Distribution to noncontrolling interest in Columbia OpCo	(276.4)	—
Net Cash Flows from Financing Activities	287.5	758.5
Change in cash and cash equivalents	(23.9)	135.6
Cash and cash equivalents at beginning of period	78.9	0.5
Cash and Cash Equivalents at End of Period	$55.0	$136.1